UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2016

Realty Finance Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55188 (Commission File Number)	46-1406086 (I.R.S. Employer Identification No.)

9 West 57th Street, Suite 4920

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 588-6770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 27, 2016, Realty Finance Operating Partnership, L.P., a Delaware limited partnership (“Operating Partnership”), a wholly-owned subsidiary of Realty Finance Trust, Inc. (the “Company”), through its wholly-owned subsidiary, RFT GS Loan, LLC (the “Seller”), entered into a Master Repurchase Agreement, (the “Goldman Repo Facility”), with Goldman Sachs Bank USA (the “Purchaser”). The Goldman Repo Facility provides that the Purchaser may, from time to time, purchase certain assets (as described in the Goldman Repo Facility) from Seller having an aggregate maximum purchase price of $250.0 million, with a simultaneous agreement from Seller to repurchase such assets at a date certain or on demand. The Company expects to use the Goldman Repo Facility to finance the acquisition or origination of eligible loans, including first mortgage loans, senior notes and senior participation interests therein.

Borrowings under the Goldman Repo Facility accrue interest at per annum rates equal to the sum of (i) a spread over LIBOR of between 2.35% to 2.85%, depending on the attributes of the purchased asset, and (ii) 0.50%. The initial maturity date of the Goldman Repo Facility is December 27, 2018, with a one year extension period at the Company’s option, which may be exercised upon the satisfaction of certain conditions.

In connection with the Goldman Repo Facility, the Company entered into a Guaranty, dated as of December 27, 2016 (the “Guaranty”) under which the Company agreed to guarantee certain obligations of the Seller under the Goldman Repo Facility.

The Goldman Repo Facility and the Guaranty contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of this type, and the Goldman Repo Facility contains financial and other covenants applicable to the Seller. In addition, the Guaranty contains financial covenants that require the Company to satisfy certain requirements, including those relating to interest coverage, liquidity and total liabilities.

The foregoing description of the Goldman Repo Facility and the Guaranty does not purport to be a complete description and is qualified in its entirety by reference to the Goldman Repo Facility and the Guaranty, which are filed herewith as Exhibits 10.1 and 10.2, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Master Repurchase Agreement, dated as of December 27, 2016, by and between RFT GS Loan, LLC and Goldman Sachs Bank USA.

10.2	Guaranty, dated as of December 27, 2016, by and between Realty Finance Trust, Inc. and Goldman Sachs Bank USA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY FINANCE TRUST, INC.

By:	/s/ Jerome S. Baglien
Name:	Jerome S. Baglien
Title:	Chief Financial Officer and Treasurer

Date: January 3, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Repurchase Agreement, dated as of December 27, 2016, by and between RFT GS Loan, LLC and Goldman Sachs Bank USA.

10.2	Guaranty, dated as of December 27, 2016, by and between Realty Finance Trust, Inc. and Goldman Sachs Bank USA.